UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 2, 2005

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

333-88242

34-1959351

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17301 West Colfax Ave., Suite 250, Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              Entry into a Material Definitive Agreement.

On November 2, 2005, the registrant (“JEI”) entered into a definitive Asset Purchase Agreement with Capital City Entertainment, Inc. (“CCI”), a non affiliated party, under which JEI agreed to acquire all of the assets of the Best Western Pinon Plaza Resort (“Pinon Plaza”), a division of CCI.  The assets to be purchased include all of the personal property, buildings and improvements used by Pinon Plaza in the operation of its casino, hotel, bowling alley and RV park in Carson City, Nevada.  The purchase price for the assets is $14,500,000.

Contemporaneously, JEI entered into a triple net ground lease covering land underlying the assets.  The lessor is a family trust affiliated with CCI.  The lease has a ten year term with two ten year extensions at the option of JEI.  Rentals under the lease are $250,000 per year for years one through five, $300,000 per year for years six through ten, and a rate based on an MAI appraisal of the property during the first and second extension terms.

JEI has the right to purchase the leased land at an MAI appraised value at the end of the first ten year term.  It also has a right of first refusal should the lessor seek to sell the leased land to a third party.

Consummation of the Asset Purchase Agreement and entry into the land lease are subject to several customary conditions, particularly including approval of the Nevada State Gaming Control Board and the Nevada Gaming Commission.  Nevada gaming approvals could take several months.

On November 14, 2005, JEI entered into a triple net lease with Route 225 Investments, LLC, for the lease of 37,000 square foot building and approximately 6 acres of land in Elko, Nevada.  The lease is a five year term with three five year options.  Rent under the lease is $225,000 for the first year, with $50,000 of the first year rent abated as an allowance for tenant improvements.  The second year’s rent is $375,000 and years 3 through 5 the rent is $450,000.

JEI has the right to buy the land and the building any time after the first 12 months through the 60th month for $5,000,000 and from the 61st month through the 120th month for $5,398,000.

ITEM 9.01  Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.  None

(b)         Proforma Financial Information.  None

(c)          Exhibits

a.               10.15 Asset Purchase Agreement between JEI and Capital Cities Entertainment, Inc. dated November 2, 2005. (1)

b.              10.16 Lease Agreement between JEI and Route 225 Investments, LLC dated November 14, 2005. (2)

(1)          Filed as Exhibit 10.15 to the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2005

(2)          Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: November 15, 2005	By:	/s/ Stephen R. Roark

Stephen R. Roark

Chief Financial Officer

Exhibit 10.16

Lease Agreement between JEI and Route 225 Investments, LLC dated November 14, 2005.